UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): December 9, 2021

Medicine Man Technologies, Inc.

(Exact Name of Registrant as Specified in Its Charter)

Nevada	001-36868	46-5289499
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

4880 Havana Street, Suite 201 Denver, Colorado	80239
(Address of Principal Executive Offices)	(Zip Code)

(303) 371-0387
(Registrant’s Telephone Number, Including Area Code)

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol(s)	Name of Each Exchange On Which Registered
Not applicable	Not applicable	Not applicable

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☒

Item 5.07. Submission of Matters to a Vote of Security Holders.

On December 9, 2021, Medicine Man Technologies, Inc. (the “Company”) held its 2021 Annual Meeting of Stockholders (the “Annual Meeting”). The matters voted upon and the results of the vote are set forth below.

Proposal 1: Election of Directors.

The Company’s stockholders elected all nominees named in the proxy statement for the Annual Meeting to the Company’s board of directors, each to serve as a Class B director for a two-year term expiring at the Company’s annual meeting of stockholders to be held in 2023 and until his successor is elected and qualified, or until his earlier death, resignation or removal, with the following vote:

	For	Against	Abstain	Broker non-votes
Justin Dye	61,446,316	198,254	31,348	11,664,313
Pratap Mukharji	61,461,035	171,512	43,371	11,664,313
Brian Ruden	61,458,234	167,966	49,781	11,664,313

Proposal 2: Ratification of Appointment of Independent Public Accountant.

The Company’s stockholders ratified the appointment of BF Borgers, CPA P.C. as the Company’s independent public accountant for the fiscal year ending December 31, 2021, with the following vote:

For	Against	Abstain	Broker non-votes
73,160,395	62,543	117,293	0

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MEDICINE MAN TECHNOLOGIES, INC.

	By:	/s/ Daniel R. Pabon
Date: December 14, 2021		Daniel R. Pabon General Counsel

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